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                                                                     EXHIBIT 11A


                        GATX CORPORATION AND SUBSIDIARIES

            COMPUTATION OF BASIC NET INCOME PER SHARE OF COMMON STOCK
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                           JUNE 30                            JUNE 30
                                                                -------------------------------    ------------------------------
                                                                    1999              1998             1999             1998
                                                                -------------      ------------    --------------    ------------

Average number of shares of common stock
    outstanding                                                      49.5              49.2            49.4              49.1

Net income                                                        $  38.1           $  30.8         $  77.3           $  68.2

Deduct - Dividends paid and accrued on preferred
   stock                                                               --                --              --                --
                                                                -------------      ------------    --------------    ------------

Net income, as adjusted                                           $  38.1           $  30.8         $  77.3           $  68.2
                                                                =============      ============    ==============    ============

Basic net income per share                                        $   .77           $   .63         $  1.56           $  1.39
                                                                =============      ============    ==============    ============



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